Exhibit 99.1
Matrixx Initiatives, Inc. to Be Acquired by H.I.G.
SCOTTSDALE, AZ, December 14, 2010 — Matrixx Initiatives, Inc. (NASDAQ: MTXX) (“Matrixx” or the “Company”) today announced that it has entered into a definitive merger agreement to be acquired by investment funds managed by H.I.G. Capital, LLC, a leading global private investment firm.
Under the terms of the merger agreement, affiliates of H.I.G. will commence a tender offer to purchase for cash all of the outstanding shares of Matrixx common stock, and the associated preferred stock purchase rights, at a price of $8.00 per share, which represents a 56.3% premium to the Company’s closing stock price on December 13, 2010, the last full trading day before today’s announcement, for a total value of approximately $75.2 million.
The tender offer is expected to commence on December 22, 2010 and to expire on the 20th business day following and including the commencement date, unless extended in accordance with the terms of the merger agreement and the applicable rules and regulations of the Securities and Exchange Commission. If the tender offer is successfully completed, the parties will complete a second-step merger in which any remaining shares of Matrixx would be converted into the right to receive the same price per share paid in the tender offer.
Completion of the transaction is subject to, among other things, the satisfaction of the minimum tender condition of at least the majority of the Company’s outstanding common shares on a fully diluted basis, expiration of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 and other customary closing conditions, but is not subject to any financing condition.
The Board of Directors of Matrixx has unanimously approved the merger agreement and the transactions contemplated by the merger agreement and has resolved to recommend that the Matrixx stockholders tender their shares in connection with the tender offer contemplated by the merger agreement.
Under the terms of the merger agreement, Matrixx may solicit acquisition proposals from third parties for a period from execution of the merger agreement until 11:59 p.m. on January 22, 2011. The Company’s financial advisor, Sawaya Segalas LLC, will assist the Company’s Board of Directors in connection with the solicitation. It is not anticipated that any developments will be disclosed with regard to this process unless the Company’s Board of Directors makes a decision with respect to a potential superior proposal. There are no guarantees that this process will result in a superior proposal.
Sawaya Segalas & Co., LLC is acting as financial advisor to Matrixx. Sullivan & Cromwell LLP and Snell & Wilmer LLP are acting as legal counsel to Matrixx. Kirkland & Ellis LLP is acting as legal counsel to H.I.G.
About Matrixx Initiatives, Inc.
Matrixx Initiatives, Inc. is an over-the-counter healthcare company that develops and markets Zicam® products. Zicam, LLC, its wholly-owned subsidiary, markets and sells Zicam® products in the cough and cold category. The Company markets Zicam brand pharmaceuticals, including Zicam Cold Remedy in multiple oral delivery forms; Zicam Allergy and Congestion Relief products; as well as Zicam Cough and Zicam Multi-Symptom relief items. For more information regarding Matrixx products, go to www.Zicam.com. To find out more about Matrixx Initiatives, Inc. (Nasdaq: MTXX), visit our website at www.matrixxinc.com. For additional information, contact William Hemelt, President and Chief Executive Officer, 602-385-8888, or Bill Barba, Vice President of Finance & Accounting, 602-385-8881. Matrixx is located at 8515 E. Anderson Dr., Scottsdale, Arizona 85255.

About H.I.G.
H.I.G. Capital is a leading global private equity investment firm focused exclusively on the middle market. It has a broad and flexible capital base and more than $7.5 billion of equity capital under management. Based in Miami, and with offices in Atlanta, Boston, New York and San Francisco in the U.S., as well as affiliate offices in London, Hamburg and Paris in Europe, H.I.G. specializes in providing capital to small and medium-sized companies with attractive growth potential. Since its founding, H.I.G. has invested in and managed more than 200 companies worldwide. The firm’s current portfolio includes companies with combined revenues in excess of $7 billion. For more information, please refer to the H.I.G. website at www.higcapital.com.
Important Information about the Tender Offer
The tender offer for the outstanding common stock of the Company referred to in this press release has not yet commenced. This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company common stock will be made pursuant to an offer to purchase and related materials that the affiliates of H.I.G. that entered into the merger agreement intend to file with the Securities and Exchange Commission. At the time the offer is commenced, the affiliates of H.I.G. that entered into the merger agreement will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by the affiliates of H.I.G. that entered into the merger agreement when available. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by the Company by contacting the Bill Barba, Vice President of Finance & Accounting, telephone number 602-385-8881 or BBarba@matrixxinc.com.
Forward Looking Statements
Except for the historical information contained herein, this press release contains forward-looking statements. Such statements include, but are not limited to, statements about the Company’s beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” should,” “would,” “believe,” anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that a condition to the closing of the transaction will not be satisfied, other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period, the possibility that future sales of our products will not be as strong as expected, the possibility that our products may face increased competition or negative publicity, the potential impact of current and future product liability litigation and regulatory issues or public relations challenges.

Other factors that could cause actual results to differ materially from the Company’s expectations are described in the Company’s Annual Report on Form 10-K filed on June 7, 2010, under the heading “Risk Factors,” filed pursuant to the Securities Exchange Act of 1934. We do not undertake, and we specifically disclaim, any obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.